Exhibit 99.1

Applied DNA Sciences Reports
Fiscal Second Quarter 2017 Financial Results

Company to Hold Conference Call and Webcast Today at 4:30 PM Eastern Time

STONY BROOK, N.Y., May 11, 2017 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA”, or "the Company"), a provider of DNA-based supply chain, anti-counterfeiting and anti-theft technology, product genotyping and DNA mass production for diagnostics, announced financial results for the fiscal 2017 second quarter ended March 31, 2017.

“Our fiscal second quarter was distinguished by the continued development of commercial activity and a high number of pre-commercial opportunities, both of which we believe lay the groundwork for greater commercial-scale adoption of our SigNature®DNA platform,” stated Dr. James A. Hayward, president and CEO of Applied DNA. “Revenue in the quarter was driven primarily by the recognition of deferred cotton revenue and from our synthetic fiber and consumer asset marking markets.”

“We have made strides in diversifying our recurring revenue in fiscal 2017, building upon the base that began in 2013 with the Defense Logistics Agency and has expanded since then with asset and auto tagging in Europe and the long term cotton contracts between Himatsingka and their customer,” continued Dr. Hayward. “Building on the annual revenue commitments in cotton we announced in the first fiscal quarter, in the second fiscal quarter we shipped our fourth purchase order from Techmer to SigNature T tag synthetic fiber and launched our CertainT™ platform, which we believe will create a new revenue stream with the licensing of our CertainT logo to brands and retailers, indicating the use of our tag, test and track platform. Subsequent to the close of the quarter, we entered into a five-year agreement to supply bulk DNA that is expected to generate approximately $500,000 annually and we shipped our fifth purchase order from Techmer. Cumulatively, we believe these milestones evidence the steady maturation of our revenue model and further penetration of our business verticals.”

“Also after the close of the quarter, we announced that Bed, Bath and Beyond debuted its new Wamsutta PimaCott™ home fashion products line, which uses our SigNature T technology. From our perspective, the debut of SigNature T at one of the country’s biggest home textile retailers (Home Textiles Today, 2016 Survey) validates our cotton strategy, elevates the discussion on supply chain security and authenticity and positions our technology platform as the solution through which brands and retailers can mitigate risk and uncertainty in their global supply chains.”

Second Quarter Financial Highlights:

•	Revenues increased 58% for the second quarter of fiscal 2017 to $905 thousand, compared with $573 thousand reported in the second quarter of fiscal 2016, and were flat with revenues of $903 thousand reported in the first fiscal quarter ended December 31, 2016. The year-over-year increase in revenue is primarily attributable to an increase in textile revenues and to a lesser extent, an increase in sales of consumer asset marking products.

•	Total operating expenses were $4.0 million, compared with $3.8 million in the prior year’s quarter, an increase of approximately 7%. The increase in year-over-year total operating expenses is primarily attributable to an increase in payroll expenses and costs associated with the timing of our annual meeting. These increases were offset by a decrease in Research and Development expenses related to two government contract awards both of which expired during the fourth quarter of the prior fiscal year.

•	Net loss for the quarter ended March 31, 2017 was $3.4 million, or $0.13 per share, compared with a net loss of $3.5 million, or $0.14 per share for the quarter ended March 31, 2016 and a net loss of $4.0 million, or $0.16 per share for the quarter ended December 31, 2016.

•	Excluding non-cash expenses, Adjusted EBITDA for the quarter ended March 31, 2017 was negative $2.7 million, compared to negative Adjusted EBITDA of $2.8 million for the same quarter last fiscal year and negative Adjusted EBITDA of $2.3 million in the prior fiscal quarter. See below for information regarding non-GAAP measures.

•	Cash and cash equivalents as of March 31, 2017 totaled $4.0 million as compared to $6.7 million at December 31, 2016. The decrease in cash balances is due primarily to cash used in operations.

•	Net cash used in operating activities in the fiscal first quarter of 2017 was $2.6 million. This compares with $2.5 million in the corresponding prior-year period.

Concluded Dr. Hayward, “Looking ahead to the second half of the fiscal year, we believe we will continue the recognition of deferred revenue from SigNature T marked cotton, supplemented by non cotton derived revenue sources. We are seeing increasing interest in the marking of synthetic fiber for home textile use, including our program with Loftex Home, where synthetics are increasingly used as an alternative to cotton. With the transferability of our technology and our unique competitive position in securing bulk products and commodities, we are experiencing shortened development and sales cycles and a growing pipeline of pre-commercial opportunities. We believe we are well positioned to continue closing commercial-scale contracts and broadening the adoption of our technology platform.”

Six-Month Financial Highlights:

•	Revenues for the first six months of fiscal 2017 totaled $1.8 million, a decline of 5% from the same period in the prior year. The decrease in revenues was due to a decrease in revenue from two government contract awards, both of which expired during the fourth quarter of the prior fiscal year. This decrease was offset by an increase in textile sales and to a lesser extent, an increase in the sale of consumer asset marking products.

•	Operating expenses for the six months ended March 31, 2017 increased by $861 thousand or 11% for the same period last fiscal year. The increase is primarily attributable to an increase in stock based compensation and payroll, offset by a decrease in R&D due to the expiration of the two government contract awards.

•	Net loss for the six months ended March 31, 2017 was $7.4 million or $0.29 per share, compared with a net loss of $6.4 million or $0.27 per share for the six months ended March 31, 2016.

•	Excluding non-cash expenses and interest, Adjusted EBITDA remained flat for the six months ended March 31, 2017 at a negative $5.1 million compared with an Adjusted EBITDA of negative $5.0 million for the same period last fiscal year. See below for information regarding non-GAAP measures.

Operational Highlights:

•	On April 20, 2017, the Company announced the signing of a 5-year Supply Agreement to supply bulk DNA to a leading chemicals company serving the in vitro diagnostics market, which it expects will generate annual revenues of approximately $500,000 beginning in FY18 with a pro-rated amount expected in FY17Q4. We believe the order evidences market adoption of Applied DNA’s cleaner, more efficient and more cost-effective, PCR-based DNA production method;

•	On March 29, 2017, Applied DNA announced that five global brands, including PUMA and C&J Clark, have contracted to sponsor a research project to develop and validate a robust SigNatureT-based system to provide comprehensive and verifiable leather traceability, from farm to finished products. The project, jointly conducted by the Company and BLC Leather Technology Centre, began in April 2017, and will be carried out over nine months;

•	On March 22 and 24, 2017, the Company announced the launch of CertainT and Loftex Home as one of its first CertainT customers, respectively. A multi-service platform, CertainT provides integrated, streamlined access to Applied DNA's end-to-end products and services for confirming a product's authenticity and origin with trust, transparency and traceability. CertainT licensed partners will benefit by using the platform to create new and innovative products with visible identification to its customers;

Loftex Home, the manufacturer of high-quality towels and home textiles, is adopting CertainT in its line of towels to ensure that they contain recycled plastic water bottles (PET). As a licensee, CertainT aligns Loftex Home’s commitment to innovation with the opportunity to bring its consumers sustainable products that are authentic and traceable to origin;

•	On March 3, 2017, the Company announced the results from a survey of over 2,000 Americans regarding their attitudes toward misleadingly labeled Aloe vera products and the importance of products with forensically verified ingredients. An overwhelming majority of respondents (86%) stated that they would be more likely to buy an Aloe vera product that has ingredients that have been forensically verified over a product that did not. Applied DNA’s verification methods in Aloe or food supplements are a natural extension of the Company’s work in cotton, and offer what we believe to be an ideal way to help manufacturers protect their brands and supply chain while benefitting consumers and retailers alike;

•	On February 21, 2017, Applied DNA announced a significant expansion of its U.S. and Global patent portfolio in 2016, demonstrating its ongoing commitment to innovation and leadership in the marketplace. The Company’s new patents and others under examination underpin its penetration of core business verticals with a highly secure platform of technology, methods and equipment that can reduce risk and uncertainty across global supply chains. The Company’s U.S. and Global patent portfolio total 44 issued patents, with 84 applications pending;

•	On February 16, 2017, Applied DNA announced that it expects an expansion of its automotive tagging program in Scandinavia, as a result of growing support for DNA tagging through multiple insurance and automobile brands in that geography;

•	On February 14, 2017 the Company announced a third shipment against continuing purchase orders to the synthetic fiber market, evidencing the continuing maturation and penetration of its broader textile opportunity and execution on its strategy to diversify its revenue stream and build recurring revenues. A fourth order was shipped March 24th and the fifth purchase order was shipped on April 28, 2017.

Fiscal 2017 Second Quarter Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal 2017 second-quarter results on Thursday May 11, 2017 at 4:30 PM EST. To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, due to the large number of expected participants, not all questions may be answered.

To Participate:

•	Participant Toll Free: 1-844-887-9402
•	Participant Toll: 1-412-317-6798
•	Please ask to be joined to the Applied DNA Sciences earnings call
•	Live webcast: http://services.choruscall.com/links/apdn170511.html

For Replay (available 1 hour following the conclusion of the live call):

•	Participant Toll Free: 1-877-344-7529
•	Participant Toll: 1-412-317-0088

•	Participant Passcode: 10104921
•	Webcast replay: http://services.choruscall.com/links/apdn170511.html

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA Sciences makes life real and safe by providing innovative, molecular-based technology solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion. The proprietary DNA-based “CertainTTM” Platform can be used to identify, tag, track, and trace products, to help assure authenticity, origin, traceability and quality of products. SigNature® DNA describes the core technology ingredient that is at the heart of a family of uncopyable, security and authentication solutions such as SigNature® T and fiberTyping®, targeted toward textiles and apparel, BackTrac™ and DNAnet®, for anti-theft and loss prevention, and digitalDNA®, providing powerful track- and-trace. All provide a forensic chain of evidence, and can be used to prosecute perpetrators. Applied DNA Sciences is also engaged in the large-scale production of specific DNA sequences using the polymerase chain reaction.

Go to adnas.com for more information, events and to learn more about how Applied DNA Sciences makes life real and safe. Common stock listed on NASDAQ under the symbol APDN, and warrants are listed under the symbol APDNW.

Forward-Looking Statements

The statements made by APDN in this press release may be “forward-looking” in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe APDN’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited financial resources, limited market acceptance, market competition and various other factors detailed from time to time in APDN’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 6, 2016, and our quarterly reports on Form 10-Q filed on February 9, 2017 and May 11, 2017, which are or will be available at www.sec.gov. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact:	Debbie Bailey, 631-240-8817, debbie.bailey@adnas.com
Sanjay M. Hurry, 212-838-3777, LHA, shurry@lhai.com
Media contact:	Susan Forman, Dian Griesel Int’l., 212-825-3210,sforman@dgicomm.com web: www.adnas.com

twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,020,412	$4,479,274
Accounts receivable, net of allowance of $29,902 and $32,965 at March 31, 2017 and September 30, 2016, respectively	5,192,358	6,374,895
Inventories	353,582	297,759
Prepaid expenses and other current assets	182,848	200,006
Total current assets	9,749,200	11,351,934

Property, plant and equipment-net of accumulated depreciation of $1,464,845 and $1,263,200 at March 31, 2017 and September 30, 2016, respectively	672,347	792,499

Other assets:
Long term accounts receivables	1,044,780	1,535,000
Deposits	61,626	61,126
Deferred offering costs	-	13,986
Goodwill	285,386	285,386

Intangible assets, net of accumulated amortization of $545,915 and $423,649, as of March 31,2017 and September 30, 2016, respectively	1,403,634	1,525,900

Total Assets	$13,216,973	$15,565,831

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,896,154	$2,247,341
Deferred revenue	1,325,140	1,837,588
Total current liabilities	3,221,294	4,084,929

Long term accounts payable	141,099	215,500
Long term deferred revenue	563,634	900,000

Total liabilities	3,926,027	5,200,429

Commitments and contingencies

Stockholders’ Equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of March 31, 2017 and September 30, 2016	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of as of March 31, 2017 and September 30, 2016	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2017 and September 30, 2016	-	-

Common stock, par value $0.001 per share; 500,000,000 shares authorized; 26,351,483 and 24,078,756 shares issued and outstanding as of March 31, 2017 and September 30, 2016, respectively	26,351	24,079
Additional paid in capital	240,472,224	234,158,711
Accumulated deficit	(231,207,629)	(223,817,388)

Total stockholders’ equity	9,290,946	10,365,402
Total Liabilities and Stockholders’ Equity	$13,216,973	$15,565,831

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016

Revenues:
Product revenues	$689,188	$178,371	$1,393,605	$871,585
Service revenues	216,185	394,951	414,776	1,025,851
Total revenues	905,373	573,322	1,808,381	1,897,436

Cost of revenues	297,372	253,734	572,204	514,646

Operating expenses:
Selling, general and administrative	3,230,371	2,522,735	7,131,288	5,619,051
Research and development	635,893	1,073,079	1,154,521	1,742,147
Depreciation and amortization	163,368	170,981	325,345	389,327

Total operating expenses	4,029,632	3,766,795	8,611,154	7,750,525

LOSS FROM OPERATIONS	(3,421,631)	(3,447,207)	(7,374,977)	(6,367,735)

Other income (expense):
Interest income, net	1,204	4,062	2,535	6,907
Other expense, net	(8,429)	(24,478)	(17,798)	(33,065)

Net loss before provision for income taxes	(3,428,856)	(3,467,623)	(7,390,240)	(6,393,893)

Provision for income taxes	—	—	—	—

NET LOSS	$(3,428,856)	$(3,467,623)	$(7,390,240)	$(6,393,893)

Net loss per share-basic and diluted	$(0.13)	$(0.14)	$(0.29)	$(0.27)

Weighted average shares outstanding-
Basic and diluted	26,351,483	24,072,092	25,886,892	23,307,134

APPLIED DNA SCIENCES, INC.
CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016

Net Loss	$(3,428,856)	$(3,467,623)	$(7,390,240)	$(6,393,893)
Interest (income) expense, net	(1,204)	(4,062)	(2,535)	(6,907)
Depreciation and amortization	163,368	170,981	325,345	389,327
Stock based compensation expense	537,904	499,668	1,995,924	954,781
Bad debt expense	15,601	10,000	21,247	22,313

Total non-cash items	715,669	676,587	2,339,981	1,359,514

Consolidated Adjusted EBITDA (loss)	(2,713,187)	(2,791,036)	(5,050,259)	(5,034,379)